CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Investment Trust of our reports dated May 8, 2024, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Fund’s Annual Report on Form N-CSR for the periods indicated within Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 22, 2024

Appendix A

Fund	Period
John Hancock Diversified Real Assets Fund	April 1, 2023 - March 31, 2024
John Hancock Fundamental Equity Income Fund	April 1, 2023 - March 31, 2024
John Hancock Global Climate Action Fund	December 19, 2023 - March 31, 2024
John Hancock Mid Cap Growth Fund	April 1, 2023 - March 31, 2024

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